Exhibit 99.01

Press Release
www.shire.com

Shire Proposes to Expand Specialist Gastrointestinal Portfolio
Shire to add newly-launched RESOLOR® and a promising GI pipeline to its GI Business through proposed recommended cash acquisition of Movetis NV

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Proposed recommended cash acquisition of specialty gastrointestinal (GI) company Movetis NV for a fully diluted equity purchase price of €428 million in cash.  As at March 31, 2010, their last reporting date, Movetis held €100 million in cash; based on this the enterprise value of Movetis (less cash) would be €328 million

•	Strong strategic fit with Shire’s growing core GI business; RESOLOR® brings an additional approved GI medicine with strong patent protection addressing a symptomatic unmet need

•	The acquisition of Movetis is value and growth enhancing, will be earnings accretive after 2012, and adds immediate revenues from the recently launched RESOLOR to Shire’s GI portfolio

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Proposed acquisition of Movetis brings to Shire world-class research and development talent and a promising GI pipeline, offering additional opportunities that include two projects in early clinical development and several pre-clinical leads as well as the rights to a large library of qualified lead compounds with potential for development in different GI indications

•	Broadens Shire’s international specialty product portfolio and further expands its ex-US business

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Movetis has rights to RESOLOR in the 27 countries of the European Union, plus Iceland, Lichtenstein, Norway and Switzerland. RESOLOR is approved in 30 of these countries and is already launched in Germany and the UK. Shire anticipates further launches in other European countries in the next 12 months.  Movetis is entitled to receive royalties on sales of RESOLOR outside of Europe from Johnson & Johnson

•	RESOLOR is a new chemical entity with composition of matter patent protection extending through 2020 and Shire estimates potential annual peak sales of over €300 million

•	The acquisition expands and complements Shire’s commercial capability and longstanding expertise in the GI field

•	The acquisition of Movetis will be financed from Shire’s existing cash resources

•	Institutional shareholders, holding in aggregate 38.9% of Movetis’ issued share capital, have unconditionally agreed to accept the offer in respect of their own shares

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Shire confirms that its business continues to perform very well. Given this strong performance there is no impact to previously stated guidance for 2010 due to the modest short term financial effect of the acquisition of Movetis.  Shire will update its guidance when it announces its Second Quarter results on Wednesday August 4, 2010

Dublin, Ireland – 03 August 2010 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that a Luxembourg incorporated wholly-owned subsidiary of Shire plc will launch a voluntary public takeover offer for all the shares in Movetis NV, the Belgium-based European specialty gastrointestinal (GI) company.  Movetis is listed on Euronext and focuses on discovering, developing and commercializing innovative treatments for GI conditions with a high unmet medical need.

Movetis’ board unanimously supports the transaction and will recommend acceptance of the offer to its shareholders.  Institutional shareholders holding 38.9% of Movetis’ issued share capital, have unconditionally agreed to accept the offer in respect of their own shares.

This proposed acquisition will significantly broaden Shire’s GI portfolio and immediately add growing revenues, further expanding Shire’s GI market presence in Europe with the recently launched RESOLOR® (prucalopride), a new chemical entity.  RESOLOR is approved in the 27 countries of the European Union as well as Iceland, Lichtenstein and Norway and is indicated for the symptomatic treatment of chronic constipation in women in whom laxatives fail to provide adequate relief.  Movetis has the rights to RESOLOR in the EU, Iceland, Lichtenstein, Norway and Switzerland and is entitled to royalties on sales of RESOLOR outside of Europe from Johnson & Johnson.

Mike Cola, President of Shire’s Specialty Pharmaceuticals business, comments:

“This proposed acquisition of Movetis provides a highly complementary fit for our GI business unit and supports our strategy of expanding our specialty product portfolio into international markets.  This is aligned with our strategy of developing and commercializing medicines to address symptomatic diseases treated by specialist physicians, in this case gastroenterologists.  The acquisition of Movetis will provide immediate revenue from a newly-launched product that has strong patent protection, as well as a promising GI pipeline.”

Terms of the Offer

Shire will offer €19 per share in cash for all of the issued shares of Movetis, valuing the company’s fully diluted equity at €428 million (as at March 31, 2010, their last reporting date, Movetis held €100 million in cash; based on this the enterprise value (less cash) of Movetis would be €328 million).  The acquisition will be funded out of Shire’s current cash resources.

It is anticipated that the offer to Movetis’ shareholders will open for acceptance in September.  The offer is contingent upon the fulfillment of certain conditions, including receipt of acceptances in respect of at least 90% of the shares that are the subject of the offer and that Movetis does not suffer a material adverse change before the results of the offer are published.

Shire has entered into agreements with institutional shareholders in which they have unconditionally committed 38.9% of Movetis’ existing ordinary share capital to the offer.

Once finalized, the prospectus will be published and circulated to Movetis’ shareholders, and details will be available on www.shire.com and www.movetis.com.  No action will be taken to permit a public tender offer in any other jurisdiction than Belgium. This press release does not constitute an invitation to sell or the solicitation of an offer to buy any security.

Deutsche Bank AG is acting as financial adviser to Shire.

Strategic Rationale for the Transaction

The acquisition adds to Shire’s portfolio of treatments for GI conditions with high unmet need and prescribed by specialist physicians.  Shire’s stated strategic focus on GI led to the establishment several years ago of a dedicated GI business unit. Shire’s proposed acquisition of Movetis brings rights to the recently approved RESOLOR in Europe as well as world-class research and development talent and a promising GI pipeline, offering additional opportunities for Shire.  The acquisition will expand the growth of Shire’s marketed GI product portfolio internationally.

RESOLOR is a selective, high-affinity 5-HT4 receptor agonist specifically developed to target impaired motility associated with chronic constipation.  It has composition of matter patent protection extending through 2020 and Shire estimates potential peak sales of over €300 million.  The patients in this category are generally served by specialist gastroenterologists. Other marketed treatments for this condition are limited or have associated serious adverse effects. In addition to RESOLOR, Movetis has two projects in early clinical development and several pre-clinical leads as well as the rights to a large library of qualified lead compounds with potential for development and commercialization by Movetis in global markets in different GI indications.

About Movetis
Movetis is a European specialty GI company that is focused on improving the lives of millions of patients – both adults and children – by discovering, developing and commercialising innovative treatments targeting GI conditions with a high unmet medical need. Movetis NV was founded in Belgium in November 2006 as a spin-off of Johnson & Johnson.  Movetis has a broad portfolio of GI products: Beside Resolor® (prucalopride), Movetis has two products in Phase 2 development and two prioritised compounds in preclinical development, all addressing important GI areas including ascites, paediatric reflux, refractory GORD (gastroesophageal reflux disease) and severe forms of irritable bowel syndrome. In addition, Movetis has rights to a large library of qualified lead compounds with potential for development in different GI indications and access to know how for compounds in secretory diarrhoea. The current portfolio is licensed from Janssen Pharmaceutica NV, Belgium and Ortho-McNeil Pharmaceutical Inc., two Johnson & Johnson companies. Movetis shares are listed on Euronext Brussels under the ticker MOVE.

About RESOLOR® (prucalopride)
RESOLOR (prucalopride) is a selective, high-affinity 5-HT4 receptor agonist specifically developed to target impaired motility associated with chronic constipation, thereby restoring normal bowel movement. Resolor (prucalopride) is currently approved in thirty European countries (EU27, Norway, Iceland and Lichtenstein) for the symptomatic treatment of chronic constipation in women in whom laxatives fail to provide adequate relief. The marketing authorisation application is currently under review in Switzerland.

About chronic constipation

Chronic constipation is characterised by infrequent and difficult passage of stools over a prolonged period and a range of bothersome symptoms. Traditional treatment options for chronic constipation consist mainly of dietary and lifestyle changes in combination with laxatives.1 However, traditional therapies such as fibre or osmotic and stimulant laxatives do not address the underlying cause(s) of chronic constipation2. This explains why there is an important subgroup of patients who are not fully satisfied with their current constipation relief therapy.3

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

DEUTSCHE BANK AG

Deutsche Bank AG is authorized under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorized and subject to limited regulation by the FSA. Details about the extent of Deutsche Bank AG's authorization and regulation by the FSA are available on request.

1 WGO Practice Guidelines – http://www.medscape.com/
2 Johanson Kralstein. Chronic constipation: a survey of the patient perspective. Aliment Pharmacol Ther 2007; 25:599-608
3 Mertz H, Naliboff B, Mayer E. Physiology of refractory chronic constipation. Am J Gastroenterol 1999; 94:609-15.